                                                               Exhibit (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                        Tender of Shares of Common Stock
               (Including Associated Rights to Purchase Series A
                     Junior Participating Preferred Stock)

                                       of

                           E.W. Blanch Holdings, Inc.

                                       to

                         Barrel Acquisition Corporation

                     A Wholly Owned Indirect Subsidiary of

                            Benfield Greig Group plc
                   (Not to be Used for Signature Guarantees)

   As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share of E.W. Blanch Holdings, Inc., a Delaware corporation (the "Company") (including the associated rights to purchase Series A Junior Participating Preferred Stock) (the "Shares"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Trust Company of New York (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary, by facsimile transmission or by mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See
Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                         U.S. Trust Company of New York
                            30 Broad Street, B-Level
                            New York, NY 10004-2304
                     Telephone: (800) 548-6565 (Toll Free)
                  Facsimile: (212) 422-0183 or (646) 458-8104

    By Overnight Courier and         By Hand Delivery by 4:30 p.m.             By Registered or
         by Hand Delivery                    Monday-Friday                      Certified Mail
        After 4:30 p.m. on
         Expiration Date:
 U.S. Trust Company of New York      U.S. Trust Company of New York     U.S. Trust Company of New York
   30 Broad Street, 14th Floor          30 Broad Street, B-Level                 P.O. Box 112
     New York, NY 10004-2304            New York, NY 10004-2304             Bowling Green Station
                                                                           New York, NY 10274-0112

   If you are an accredited investor holding physical securities, then the "BY REGISTERED OR CERTIFIED MAIL" address is: U.S. Trust Company of New York, P.O. Box 84, Bowling Green Station, New York, NY 10274-0084.

   Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and locations listed below. Additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery or any other tender offer materials may be obtained from the Information Agent. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                               Innisfree M&A Inc.
                         501 Madison Avenue, 20th Floor
                               New York, NY 10022
                            Telephone: 212-750-5833
                                       or
                            Toll-Free: 888-750-5834

                   The Co-Dealer Managers for the Offer are:

                            Bear, Stearns & Co. Inc.
                                245 Park Avenue
                               New York, NY 10167
                          Call Toll Free: 877-341-4836

                                      and

                         Banc of America Securities LLC
                               9 West 57th Street
                               New York, NY 10019

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL. THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

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

Ladies and Gentlemen:

   The undersigned hereby tenders to Barrell Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned indirect subsidiary of Benfield Greig Group plc, a public limited company incorporated under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated April 30, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.


 Number of Shares Tendered __________________________________________________

 ____________________________________________________________________________

 Certificate Nos. (if available) ____________________________________________

 ____________________________________________________________________________

 (Check box if Shares will be tendered by book-entry transfer)  _____________

 [_]The Depository Trust Company

 Account Number _____________________________________________________________

 Dated: _________________________________

 Name(s) of Record Holder(s): _______________________________________________

 ____________________________________________________________________________
                                  Please Print

 Address(es): _______________________________________________________________
                                                                   (Zip Code)

 Area Code and Tel. No(s): __________________________________________________

 Signature(s): ______________________________________________________________

 ____________________________________________________________________________

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be Used for Signature Guarantee)

    The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange trading days (as defined in the Letter of Transmittal) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: ______________________________________________________________

 Address: ___________________________________________________________________

 ----------------------------------------------------------------------------
                                                                     (Zip Code)

 Area Code and Tel. No.: ____________________________________________________

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------
                             (Authorized Signature)

 Name: ______________________________________________________________________
                             (Please Print Or Type)

 Title: _____________________________________________________________________

 Dated: _______________________________


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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